EXHIBIT 3.1

AMENDED AND RESTATED

BYLAWS OF

VENTURE CATALYST INCORPORATED

(As amended as of May     , 2003)*

Article I - Purposes

Section 1.01 Purpose. This corporation is organized for any and all lawful purposes for which corporations may be organized under the Utah Revised Business Corporation Act, as amended, as set forth in the corporation’s Articles of Incorporation.

Article II - Offices

Section 2.01 Offices. The principal office of the corporation may be located at any place, either in or outside the State of Utah, as designated in the corporation’s most current Annual Report filed with the Utah Division of Corporations and Commercial Code. The corporation may have such other offices, either in or outside the State of Utah, as the board of directors may designate or as the business of the corporation may require from time to time. The corporation shall maintain at its principal office a copy of certain records, as specified in Section 16-10a-1601 of the Utah Revised Business Corporation Act.

Section 2.02 Registered Office. The registered office of the corporation, required by Section 16-10a-501 of the Utah Revised Business Corporation Act, shall be located in the State of Utah and may be, but need not be, identical with the corporation’s principal office (if located in the State of Utah). The address of the registered office may be changed from time to time.

*	Sections of these Bylaws which have been amended are noted throughout the document by asterisks.

Article III - Shareholders

Section 3.01 Annual Meeting. The corporation shall hold an annual meeting of shareholders at such time, date and place as the board of directors shall determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 3.02 Special Meeting. The corporation shall hold a special meeting of the shareholders:

(i) on call of its board of directors, the chairman of the board of directors; or

(ii) if the holders of shares representing at least ten percent (10%) of all the votes entitled to be cast on any issue that is proposed to be considered at a special meeting sign, date and deliver to the corporation’s secretary one or more written demands for the meeting, stating the purpose or purposes for which it is to be held.

Section 3.03 Place of Meetings. The board of directors may designate any place, either in or outside the State of Utah, as the place at which any annual or special meeting is to be held. If no designation is made, the meeting shall be held at the corporation’s principal office.

Section 3.04 Action Without a Meeting.

(a)    Action By Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

(b)    Notice of Action. Unless the written consents of all shareholders entitled to vote have been obtained, notice of any shareholder approval without a meeting shall be given at least ten (10) days before the consummation of the action authorized by the approval to:

(i) those shareholders entitled to vote who have not consented in writing; and

(ii) those shareholders not entitled to vote and to whom the Utah Revised Business Corporation Act requires that notice of the proposed action be given.

The notice must contain or be accompanied by the same material that, under the Utah Revised Business Corporation Act and these Bylaws, would have been required to be sent in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

(c)    Withdrawal of Consent. Any shareholder giving a written consent or the shareholder’s proxyholder, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholder, may revoke the consent by a signed writing describing the action and stating that the shareholder’s prior consent is revoked, if the writing is received by the corporation prior to the effectiveness of the action.

(d)    Effective Date of Action. An action taken pursuant to this Section 3.04 is not effective unless all written consents on which the corporation relies for the taking of an action pursuant to subsection (a) are received by the corporation within a sixty (60) day period and not revoked pursuant to subsection (c). Action taken pursuant to this Section 3.04 is effective as of the date the last written consent necessary to effect the action is received by the corporation, unless all of the written consents necessary to effect the action specify a later date as the effective date of the action, in which case the later date shall be the effective date of the action. If the corporation has received written consents as contemplated by subsection (a) signed by all shareholders entitled to vote with respect to the action, the effective date of the action may be any date that is specified in all the written consents as the effective date of the action

(e)    Election of Directors. Notwithstanding subsection (a), directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

(f)    Record Date. If not otherwise determined under Section 3.06 of these Bylaws, the record date for determining shareholders entitled to take action without a meeting or entitled to be given notice under subsection (b) of action so taken is the date the first shareholder delivers to the corporation a writing upon which the action is taken pursuant to subsection (a).

Section 3.05 Notice of Meeting.

(a)    Notice Required. The corporation shall give notice to shareholders of the date, time and place of each annual and special shareholders’ meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date. Notice shall be deemed effective at the earlier of (i) when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; (ii) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (iii) when received; or (iv) five (5) days after deposit in the United States mail mailed postpaid and correctly addressed to an address other than that shown in the corporation’s current record of shareholders.

(b)    Exception to Notice Requirement. Notwithstanding any requirement in these Bylaws or elsewhere that notice be given, the corporation shall not be required to give notice to any shareholder to whom:

(i)    a notice of two (2) consecutive annual meetings, and all notices of meetings during the period between the two (2) consecutive annual meetings, have been mailed, addressed to the shareholder at the shareholder’s address as shown on the corporation’s records, and have been returned undeliverable; or

(ii)    at least two (2) payments, if sent by first class mail, of dividends or interest on securities during a twelve (12) month period, have been mailed, addressed to the shareholder at the shareholder’s address as shown on the records of the corporation, and have been returned undeliverable.

(c)    Contents of Notice.

(i)    The notice of every shareholders’ meeting must state the place, day and time of the meeting.

(ii)    Notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called, except for those matters specified by law or these Bylaws for which specific notice must be given.

(iii)    Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

(iv) If a purpose of any shareholder meeting is to consider either (1) a proposed amendment of the Articles of Incorporation (including any restated Articles requiring shareholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all of the corporation’s property; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and be accompanied by respectively a copy or summary of the (1) amendment; (2) plan of merger or share exchange; and (3) a description of the transaction involving the disposition of all or substantially all the corporation’s property. If the proposed corporate action creates dissenters’ rights under Part 13 of the Utah Revised Business Corporation Act, the notice must state that shareholders are, or may be, entitled to assert dissenters’ rights, and must be accompanied by a copy of such Part 13.

(d) Waiver of Notice. A shareholder may waive any notice required by these Bylaws, before or after the date and time stated in the notice as the date or time when any action will occur or has occurred. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

(e) Waiver by Attendance. A shareholder’s attendance at a meeting:

(i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice; and

(ii) in the case of a special meeting, waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 3.06 Record Date for Meetings and Other Actions.

(a) Fixing of Record Date. The board of directors by resolution may fix a record date in order to determine the shareholders entitled to receive notice of a shareholders’ meeting, and to determine the shareholders who are entitled to take action without a meeting, to demand a special meeting, to vote, or to take any other action. Such record date may not be more than seventy (70) days before the meeting or action requiring the determination of shareholders.

(b) Default Record Date. If the board of directors does not fix a record date, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting is the close of business on the date before the first notice is delivered to shareholders.

(c) Adjournment. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting,

Section 3.07 Record Date of Dividends and Other Distributions. The board of directors may fix a future date as the record date for determining shareholders entitled to dividends and other distributions, other than one involving a purchase, redemption, or other acquisition of the corporation’s shares. If the board of directors does not fix a record date, the record date is the date the board of directors authorizes the distribution.

Section 3.08 Meetings by Telecommunication. Shareholders may participate in a meeting by, or the meeting may be conducted through the use of, conference telephone or similar means of communication by which all persons participating in the meeting can hear one another during the meeting. A shareholder participating in a meeting by this means is considered to be present at the meeting.

Section 3.09 Voting Lists.

(a) Requirements for Voting List. After fixing a record date for a shareholders’ meeting, the corporation shall prepare a list of the names of all its shareholders who are entitled to be given notice of the meeting. The list must be arranged by voting group, and within each voting group by class or series of shares. The list must be alphabetical within each class or series and must show the address of, and the number of shares held by, each shareholder.

(b) Inspection of Voting List Prior to a Meeting. The shareholders’ list must be available for inspection by any shareholder, beginning on the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after notice of the meeting is given and continuing through the meeting and any meeting adjournments, at the corporation’s principal office of at a place identified in the meeting notice in the city in which the meeting will be held.

(c) Inspection of Voting List at the Meeting. The corporation shall make the shareholders’ list available at the meeting, and any shareholder, or any shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment, for any purpose germane to the meeting.

(d) Effect on Meeting. The corporation’s refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.

Section 3.10 Proxies.

(a) Manner of Voting. At all meetings of shareholders, a shareholder may vote his or her shares in person or by proxy.

(b) Appointment of Proxy. A shareholder may appoint a proxy by signing an appointment form, either personally or by the shareholder’s attorney in fact.

(c) Effective Date. A proxy is effective when received by the corporation.

(d) Term. A proxy is valid for eleven (11) months unless a longer period is expressly provided in the appointment form.

(e) Revocation. An appointment of a proxy is revocable by the shareholder, and is revoked upon the death or incapacity of the shareholder (upon receipt of notice of either event by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises the authority under the appointment), unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 3.11 Voting Entitlement of Shares. Each outstanding share is entitled to vote is entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders.

Section 3.12 Quorum. Shares entitled to vote at a meeting may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a quorum is present, it shall be deemed to continue for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

Section 3.13 Vote Required to take Action for Other than Election of Directors. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, except where a greater number of affirmative votes is otherwise required by law.

Section 3.14 Voting for Directors.

(a)    Manner of Voting. At each election of directors, every shareholder entitled to vote at the election has the right to cast, in person, or by proxy, all of the votes to which the shareholders shares are entitled for as many persons as there are directors to be elected and for whose election the shareholder has the right to vote. Shareholders shall not have a right to cumulate their votes for the election of directors.

(b)    Vote Required. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, at a meeting of shareholders at which a quorum is present.

Section 3.15 Conduct of Meetings. The board of directors may adopt by resolution such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations adopted by the board of directors, the chair of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to all such acts as, in the judgment of the chair, are appropriate for the conduct of the meeting. Such rules, regulations and procedures, whether adopted by the board of directors or prescribed by the chair, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to shareholders of record, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for commencement thereof, and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 3.16. Advance Notice of Shareholder Proposals.*

(a)    At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting

*	Article III was amended by the Board of Directors by unanimous written consent effective May 12, 2003 to add this Section 3.16.

(or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a shareholder.

(b)    In addition to any other applicable requirements (including, without limitation, that any business brought before a meeting must be a proper matter for shareholder action), for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation, the shareholder must have been a holder of record of the corporation at the time such notice is delivered, and the shareholder, or his or her representative who is qualified under law to present the business on his or her behalf, must attend the meeting to present the business. To be timely for purposes of this Section 3.16 of Article II of these Bylaws, a shareholder’s notice must be addressed to the secretary and delivered or mailed to and received at the principal executive offices of the corporation not less than sixty (60) nor more than ninety (90) calendar days prior to the anniversary date of the date (as specified in the corporation’s proxy materials for its immediately preceding annual meeting of shareholders) on which the corporation first mailed its proxy materials for its immediately preceding annual meeting of shareholders; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of the postponement or an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s not as provided above. A shareholder’s notice shall be made to the secretary and shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in his or her capacity as a proponent of a shareholder proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 3.16. The presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3.16, and, if he or she should so determine, such presiding officer shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(c)    For purposes of this Section 3.16 of this Article II, ‘public announcement’ shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(d)    Nothing in this Bylaw shall be deemed to affect any rights (including, but not limited to, the time periods specified to exercise such rights) of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Article IV - Board of Directors

Section 4.01 General Powers. The business and affairs of the corporation shall be managed under the direction of its board of directors.

Section 4.02 Number. The number of directors of the corporation shall be not less than three (3) nor more than ten (10), with the exact number of directors within such parameters to be set by resolution of the board of directors from time to time; provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 4.03 Chair. One (1) director may be designated by a majority of the full board of directors as chair of the board. The chair of the board shall preside at all meetings of the board of directors.

Section 4.04 Election. The directors shall be elected at each annual meeting of the shareholders. If the directors are not elected at an annual meeting, or if an annual meeting is not held, then the directors may be elected at any special meeting of the shareholders held for that purpose.

Section 4.05 Term. The terms of the initial directors of the corporation expire at the first shareholders’ meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders’ meeting following their election. Despite the expiration of a director’s term, the director shall continue to serve until the election and qualification of a successor or until there is a decrease in the number of directors, or until such director’s earlier death, resignation or removal from office.

Section 4.06 Qualifications. Directors need not be residents of the State of Utah or shareholders of the corporation.

Section 4.07 Resignation. Any director of the corporation may resign at any time by giving written notice to the corporation. A resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.

Section 4.08 Removal.

(a) Shareholders’ Right to Remove Directors. The shareholders may remove one or more directors with or without cause. A director may be removed only at a meeting called for that purpose.

(b) Notice Requirement. The notice of the meeting at which a director is to be removed must state that the purpose, or one of the purposes, of the meeting is to remove the director.

(c) Vote Required. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast against removal.

Section 4.09 Vacancies. Any vacancy occurring among the directors, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by the shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

Section 4.10 Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or stated salaries as directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 4.11 Regular Meetings By resolution, the board of directors may determine the time and place, either within or without the State of Utah, for the holding of regular meetings without other notice than such resolution.

Section 4.12 Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board or fifty percent (50%) or more of the directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Utah as the place for holding any special meeting of the board of directors called by them.

Section 4.13 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors. Such consent has the same force and effect as a unanimous vote of the directors. Action taken under this provision is effective at the time the last director signs a writing describing the action taken unless, prior to that time, any director has revoked a consent by a writing signed by the director and received by the secretary or any other person authorized by the Bylaws or the board of directors to receive the revocation, or unless the consent specifies a different effective time.

Section 4.14 Notice of Special Meetings. Notice of any special meeting shall be given at least one (1) day prior to the date of the meeting. Notice must be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person, by any form of electronic communication or by mail or private carrier. The notice need not describe the purpose of the special meeting, unless otherwise required by law or these Bylaws. Notice will conclusively be deemed to have been given and shall be effective when personally delivered (by courier or otherwise); or if given by mail, on the fifth day after being sent by first class, registered or certified mail; or if given by telecopy, facsimile or other electronic means, when confirmation of transmission is indicated by the sender’s machines or device.

Section 4.15 Waiver of Notice.

(a) Written Waiver. Any director may waive notice of any meeting before or after the date and time of the meeting stated in the notice. Except as provided in subsection (b) below, the waiver must be in writing and signed by the director entitled to notice. The waiver shall be delivered to the corporation for filing with the corporate records, but delivery and filing are not conditions to its effectiveness.

(b) Waiver by Attendance. The attendance of a director at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to the holding of the meeting or the transacting of business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting.

Section 4.16 Quorum. A majority of the number of directors fixed by Section 4.02 of these Bylaws constitutes a quorum for the transaction of business at any meeting of the board of directors.

Section 4.17 Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board of directors. Voting by proxy is not permitted.

Section 4.18 Meetings by Telecommunication. The board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is considered present in person at the meeting.

Section 4.19 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken is presumed to have assented to the action taken unless:

(i) the director objects at the beginning of the meeting, or promptly upon arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

(ii) the director contemporaneously requests that his dissent or abstention as to any specific action be entered into the minutes of the meeting; or

(iii) the director causes written notice of a dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting.

The right of dissent under this Section as to a specific action shall not be available to a director who votes in favor of the action taken.

Section 4.20. Nominations of Directors.*

(a) In addition to any other applicable requirements, only persons who are nominated in accordance with the procedures set forth in this Section 4.20 shall be

*	Article IV was amended by the Board of Directors by unanimous written consent effective May 12, 2003 to add a this Section 4.20.

eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of shareholders by or at the direction of the board of directors or by any shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 4.20. Such nominations, other than those made by or at the direction of the board of directors, shall be made only after timely notice in writing to the secretary of the corporation in accordance with the provisions of Section 4.20 of this Article IV. To be timely for purposes of this Section 4.20 of Article IV of these Bylaws, a shareholder’s nomination must be addressed to the secretary and delivered or mailed to and received at the principal executive offices of the corporation not less than sixty (60) nor more than ninety (90) calendar days prior to the anniversary date of the date (as specified in the corporation’s proxy materials for its immediately preceding annual meeting of shareholders) on which the corporation first mailed its proxy materials for its immediately preceding annual meeting of shareholders; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of the postponement or an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s not as provided above. Such shareholder’s notice shall set forth: (i) as to each person, if any, whom the shareholder intends to nominate for election or reelection as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all relationships, arrangements, and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such shareholder giving notice, (A) the name and address, as they appear on the corporation’s books, of the shareholder proposing such nomination, (B) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (C) any other information that is required to be provided by the Shareholder pursuant to Regulation 14A under the Exchange Act in his or her capacity as a proponent of a shareholder proposal. Notwithstanding the foregoing, the board of directors shall not be required to solicit proxies for the election of any person the shareholder intends to nominate at the meeting. At the request of the board of directors, any person nominated by a shareholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 4.20. The presiding officer of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures provided by this Section 4.20, and if he or she should so determine, such presiding officer shall so declare at the meeting, and the defective nomination shall be disregarded.

(b) For purposes of this Section 4.20 of this Article IV, ‘public announcement’ shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(c) Notwithstanding the foregoing provisions of this Section 4.20 of this Article IV, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section.

Article V - Committees

Section 5.01 Creation of Committees. The board of directors by resolution adopted by a majority of the number of directors fixed by Section 4.02 of these Bylaws may appoint such committees from time to time, either standing or ad hoc, as it deems necessary or appropriate, including but not limited to an executive committee as described in Section 5.05 below.

Section 5.02 Membership. Each committee shall consist of not less than two (2) directors, who shall serve at the pleasure of the board of directors.

Section 5.03 Notice, Etc. Sections 4.08 through 4.16 of these Bylaws, which govern meetings, actions without meetings, notice, waiver of notice, and quorum and voting requirements of the board of directors, shall apply to committees and their members, as well.

Section 5.04 Authority. Each committee shall have and may exercise all the authority specified in the resolution by which it is created, except that no committee shall have any authority to adopt a plan of merger or consolidation, to recommend to the shareholders the sale, lease or other disposition of all or substantially all of the property or as of the corporation other than in the usual and regular course of its business, to recommend to the shareholders a voluntary dissolution of the corporation, or to amend the Bylaws of the corporation.

Section 5.05 Executive Committee. The executive committee of the board of directors, if created pursuant to Section 5.01 of these Bylaws, shall consist of two (2) or more directors. When the board of directors is not in session, the executive committee shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee, and except as limited by Section 5.04 of these Bylaws.

Article VI - Officers

Section 6.01 Officers. The officers of the corporation shall be a Chief Executive Officer, a Secretary, and a Chief Financial Officer (who shall also be known as the Treasurer). The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board of Directors, a President, a Chief Operating Officer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Except for the Chairman of the Board of Directors (who must be a member of the Board of Directors), officers may, but need not, be Directors. Any person may hold more than one office.

Section 6.02 Appointment of Officers. The officers of the corporation shall be appointed by the Board of Directors or by any officer to whom or committee of the Board of Directors to which such power of appointment has been delegated, shall serve at the pleasure of the Board of Directors, and each shall hold his or her office until he or she shall resign or shall be removed, or otherwise disqualified to serve, or such officer’s successor shall be appointed;

Section 6.03 Subordinate Officers. The Board of Directors may appoint or authorize the appointment of such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors from time to time may authorize.

Section 6.04 Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by a majority of the Directors then in office at any regular or special meeting of the Board of Directors. Should a vacancy occur in any office as a result of death, resignation, removal, disqualification or any other cause, the Board of Directors may delegate the powers and duties of such office to any officer or to any Director until such time as a successor for such office has been appointed.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 6.05 Vacancies In Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office, provided that such vacancies shall be filled as they occur and not only at the annual meeting.

Section 6.06 Chairman of the Board of Directors. The Chairman of the Board of Directors, if there is such an officer, shall preside at all meetings of the Board of Directors, shall act as the Chief Executive Officer of the corporation in the event of a vacancy in the office of Chief Executive Officer, and shall exercise and perform such other powers and duties as may be from time to time delegated to him by the Board of Directors. If there is no Chairman of the Board of Directors, the Chief Executive Officer shall preside at meetings of the Board of Directors.

Section 6.07 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall be senior to all other officers of the corporation and shall have general supervision of the business of the corporation. The Chief Executive Officer shall also have such powers as are specified in these Bylaws, and granted to him by the Board of Directors from time to time and such other powers and duties usually vested in a chief executive officer. The Chief Executive Officer shall report to the Board of Directors, from time to time, and as requested by the Board of Directors concerning the finances, operations or personnel of the corporation. In the event of vacancy of the office of the Chief Executive Officer, the Board of Directors may designate a person to serve as Chief Executive Officer on an interim basis until such time as a new Chief Executive Officer is selected.

Section 6.08 President. The President, if there is such an officer, shall have such powers and duties as from time to time may be prescribed for him by the Chief Executive Officer. The President shall be subject to the direction and control of the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President shall perform all duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the powers of the Chief Executive Officer.

Section 6.09 Chief Operating Officer. The Chief Operating Officer, if there is such an officer, shall be subject to the authority and supervision of the Chief Executive Officer, be responsible for the supervision of the day to day operations of the corporation, as directed by the Chief Executive Officer, and such other duties and responsibilities as the Chief Executive Officer shall assign.

Section 6.10 Chief Financial Officer. The Chief Financial Officer shall keep and maintain or cause to be kept and maintained adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains and losses. The books of account shall at all times be open to inspection by any Director. The Treasurer shall deposit or cause to be deposited all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Directors. The Treasurer shall disburse or cause to be disbursed the funds of the corporation as shall be ordered by the Board of Directors, shall render or cause to be rendered to the President or the Directors whenever they shall request it an account of all transactions as Treasurer and of the financial condition of the corporation, shall take or cause to be taken proper vouchers for all disbursements of the funds of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 6.11 Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign with the chairman of the board, president or a vice president certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurer, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

Section 6.12 Compensation. The compensation of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the corporation.

Article VII - Certificates for Shares and Their Transfer

Section 7.01 Certificates for Shares.

(a) Shareholder’s Right to a Certificate; Contents. Shares may but need not be represented by certificates. Unless required by law, the rights and obligations of shareholders are not affected by whether or not their shares are represented by certificates. Notwithstanding anything herein to the contrary, every owner of shares of stock of the corporation may request to have a certificate or certificate, in a form approved by the board of directors, certifying the number and class and series of shares of the stock of the corporation owned by such shareholder. Such certificates shall be consecutively numbered in the order in which they are issued.

(b) Signatures. Each certificate shall be signed by chairman of the board or the president or a vice president and by the secretary or an assistant secretary, or by such other officers as may be designated from time to time by the board of directors. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall cease to hold such office or position before the certificate is issued, the certificate may nevertheless be issued by the corporation with the same effect as if the person who signed the certificate, or whose facsimile signature has been placed on the certificate, still held such office or position at the date of issue.

(c) Shareholder Register. A record shall be kept of the names and addresses of the persons and entities owning the capital stock of the corporation, the number and class and series of shares represented by each stock certificate, and the date thereof, and when canceled, the date of cancellation. Every certificate surrendered to the corporation for exchange or transfer must be canceled, and no new certificate or certificates may be issued in exchange for any existing certificate until the existing certificate has been canceled, except in cases provided for in Section 7.05.

Section 7.02 Transfers of Stock. Transfers of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder of such shares, or by such holder’s attorney as authorized by a power of attorney duly executed and filed with the secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 7.04, and upon surrender of the certificate or certificates representing such shares properly endorsed for transfer, or when proper instructions with respect to the transfer of uncertificated shares are received by the transfer agent appointed as provided in Section 7.04. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner of such shares for all purposes as regards the corporation. Whenever any transfer of shares is made for collateral security, and not absolutely, such fact shall be indicated in the entry of transfer if, when the certificate or certificates are presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.

Section 7.03 Regulations. The board of directors may make such rules and regulations as it deems expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates representing shares of the corporation’s capital stock.

Section 7.04 Transfer Agent. The board of directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Section 7.05 Lost, Stolen, Destroyed, and Mutilated Certificates. If any stock certificate is lost, stolen, destroyed, or mutilated, the corporation may issue another certificate in its place upon proof of such loss, theft, destruction, or mutilation and upon receipt by the corporation of a bond of indemnity in such form and for such amount as the board of directors may direct; provided, however, that a new certificate may be issued without requiring any bond when the board of directors determines that it is proper.

Section 7.06 Legends. Each stock certificate shall contain such legend or other statements as may be required by the Utah Revised Business Corporation Act, the Utah Uniform Securities Act, the federal securities laws, and any agreement between the corporation and the applicable shareholder. Failure to comply with the requirements of this Section 7.06 shall not affect the validity of any certificate of stock which is otherwise issued in accordance with the provisions of this Article VII.

Article VIII - Contracts, Loans, Checks and Deposits

Section 8.01 Contracts. The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 8.02 Loans. No loans may be contracted on behalf of the corporation and no promissory notes or other evidences of indebtedness may be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances. No loan may be made by the corporation secured by its unissued shares.

Section 8.03 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, or agent or agents, of the corporation as may from time to time be determined by resolution of the board of directors.

Section 8.04 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

Article IX - Dividends

Section 9.01 Dividends. The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the corporation’s Articles of Incorporation.

Article X - Indemnification

Section 10.01 Definitions. As used in this Article X:

(a) “Corporation” includes any domestic or foreign entity that is a predecessor of the corporation by reason of a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(b) “Director” means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee fiduciary, or agent of another corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation’s request if his or her duties to the corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(c) “Expenses” include counsel fees.

(d) “Liability” means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses.

(e) “Officer,” “employee,” fiduciary,” and “agent” include any person who, while serving the indicated relationship to the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, fiduciary, or agent of another corporation or other person or of an employee benefit plan. An officer, employee, fiduciary, or agent is considered to be serving an employee benefit plan at the corporation’s request if the person’s duties to the corporation also impose duties on, or otherwise involve services by, that person to the plan or participants in, or beneficiaries of the plan. Unless the context requires otherwise, such terms include the estates or personal representatives of such persons.

(f) “Official capacity” means:

(i) when used with respect to a director, the office of director in the corporation; and

(ii) when used with respect to a person other than a director, as contemplated in Section 10.07, the office in the corporation held by the officer of the employment, fiduciary, or agency relationship undertaken by him or her on behalf of the corporation,

“Official capacity” does not include service for any other corporation, other person, or employee benefit plan.

(g) “Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(h) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 10.02 Authority to Indemnify Directors.

(a) Except as provided in Subsection 10.02(d), the corporation shall indemnify an individual made a party to a proceeding because he or she is or was a director, against liability incurred in the proceeding if:

(i) his or her conduct was in good faith; and

(ii) he or she reasonably believed that his or her conduct was in, or not opposed to, the corporation’s best interests; and

(iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his conduct was unlawful.

(b) A director’s conduct with respect to any employee benefit plan for a purpose he or she reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection 10.02(a)(ii).

(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d) The corporation may not indemnify a director under this section:

(i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

(ii) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

(e) Indemnification permitted under this Section 10.02 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 10.03 Mandatory Indemnification of Directors. The corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he or she was a party because he or she is or was a director of the corporation, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.

Section 10.04 Advance of Expenses for Directors.

(a) The corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(i) the director furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct described in Section 10.02;

(ii) the director furnishes to the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

(iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this part.

(b) The undertaking required by Subsection 10.04(a)(ii) must be an unlimited general obligation of the director but need not be secured and shall be accepted without reference to financial ability to make repayment.

(c) Determination of payments under this section shall be made in the manner specified in Section 10.06.

Section 10.05 Court-Ordered Indemnification of Director. A director of the corporation who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

(a) if the court determines that the director is entitled to mandatory indemnification, in which case the court shall also order the corporation to pay the director’s reasonable expenses incurred to obtain court-ordered indemnification; and

(b) if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the applicable standard of conduct set forth in Section 10.02 or was adjudged liable as described in Subsection 10.02(d), the court may order indemnification as the court determines to be proper, except that the indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in Subsection 10.02(d) is limited to reasonable expenses incurred.

Section 10.06 Determination of Indemnification of Directors.

(a) A corporation may not advance expenses to a director under Section 10.04 until after the written affirmation and undertaking required by Subsection 10.04(a)(ii) are received and the determination required by Subsection 10.04(a)(iii) has been made.

(b) The determinations required by Subsection 10.06(a) shall be made:

(i) by the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

(ii) If a quorum cannot be obtained as contemplated in Subsection 10.06(b)(i), by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee; or

(iii) by special legal counsel:

(1) selected by the board of directors or its committee in the manner prescribed in Subsections 10.06(b)(i) and (ii); or

(2) if a quorum of the board of directors cannot be obtained under Subsection 10.06(b)(i) and a committee cannot be designated under Subsection 10.06(b)(ii), selected by a majority vote of the full board of directors, in which selection directors who are parties to the proceeding may participate; or

(iv) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares (as defined in the Utah Revised Business Corporation Act) present in person or by proxy at a meeting.

(c) A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this section. Shareholders’ action that otherwise complies with this section is not affected by the presence of holders, or the voting, of shares that are not qualified shares.

Section 10.07 Indemnification of Officers, Employees, Fiduciaries, and Agents.

(a) an officer of the corporation is entitled to mandatory indemnification under Section 10.03, and is entitled to apply for court-ordered indemnification under Section 10.05, in each case to the same extent as a director;

(b) the corporation shall indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

(c) the corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy and if provided for by specific action of the board of directors, or contract.

Section 10.08 Insurance. The corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify him or her against the same liability under Sections 10.02, 10.03 or 10.07. Insurance may be procured from any insurance company designated by the board of directors, whether the insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

Section 10.09 Limits on Directors’ Liability. Pursuant to the corporation’s Articles of Incorporation, and to the fullest extent permitted by the Utah Revised Business Corporation Act, as the same exists or may hereafter be amended, no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director.

Section 10.10 Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each officer and director as to expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether internal or external, including without limitation a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

Article XI - Miscellaneous

Section 11.01 Seal. The board of directors may provide a corporate seal, which shall be in the form of a circle and shall bear the name of the corporation and words and figures showing that the corporation was incorporated in the State of Utah and the year of incorporation.

Section 11.02 Amendments. These Bylaws, or any of them may be altered, amended or repealed, and new Bylaws may be made, (i) by the board of directors, by vote of a majority of the directors then in office, acting at any meeting of the board of directors, or (ii) by the shareholders, by vote of a majority of a quorum of the shareholders, at any annual meeting of shareholders, without previous notice, or at any special meeting of shareholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Except as otherwise provided in the corporation’s Articles of Incorporation, any Bylaws made or altered by the shareholders may be altered or repealed by either the board of directors or the shareholders.

Section 11.03 Fiscal Year. Unless otherwise specified by the board of directors, the fiscal year of the corporation shall end on the 30th day of June in each year.

Section 11.04 Voting of Stock in Other Corporations. Unless otherwise ordered by the board of directors, chairman of the board, the president and each vice president shall have full power and authority on behalf of the corporation to attend any meeting of shareholders of any corporation in which the corporation may hold stock, to vote the stock held by the corporation, to exercise on behalf of the corporation at any such meeting any and all of the rights and powers incident to the ownership of such stock, and to execute and deliver on behalf of the corporation proxies and consents in connection with the exercise by the corporation of the rights and powers incident to the ownership of such stock. The board of directors may, from time to time, confer like powers upon any other person or persons.